UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2024
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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2024, Altus Power, Inc. (“Altus Power” or the “Company”) announced that the Board of Directors has accepted the resignation of Lars Norell as Co-Chief Executive Officer and director of the Company effective April 26, 2024. The Board thanks Mr. Norell, a co-founder of the Company, for his years of service. There were no disagreements between the Company and Mr. Norell that led to his decision to resign as Co-Chief Executive Officer and a director of Altus Power. Accordingly, the Board has withdrawn its nomination of Mr. Norell for a Class III director to be voted on at the Company’s Annual Meeting of Stockholders to be held on May 22, 2024 (the “Annual Meeting”). Votes cast for Mr. Norell at the Annual Meeting will be disregarded and will not be counted.

Mr. Norell has signed a separation and release agreement (the “Agreement”), where he will receive severance, which includes (i) eighteen (18) months’ base salary, for an aggregate amount of $855,000, payable as salary continuation in accordance with the Company’s normal pay schedule (ii) subject to his timely election and continued eligibility for COBRA continuation coverage, a subsidized COBRA continuation coverage for 12 months, or if earlier, until he becomes eligible for medical benefits from a subsequent employer, (iii) a pro rata short-term incentive bonus for plan year 2024, to be paid in March 2025 at the same time that such bonuses are paid to current employees, and (iv) an additional payment of $956,094, less applicable payroll deductions, paid in a lump sum on the eighth day after the execution of the Agreement. Pursuant to applicable law, Mr. Norell has seven days to rescind the Agreement. The foregoing severance benefits will only be provided if Mr. Norell does not rescind the Agreement. As consideration for the severance benefits, Mr. Norell released any claims he may have against the Company.

Item 7.01 - Regulation FD Disclosure.

On April 29, 2024, Altus Power issued a press release announcing that the Board of Directors has accepted Mr. Norell’s resignation as co-chief executive officer and director of the Company, that Gregg Felton has been appointed as sole CEO of the Company, and reaffirming full year guidance for 2024. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 to this Form 8-K and the exhibits attached hereto pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of April, 2024.

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director